Exhibit 99.2

ARGAN, INC. DECLARES REGULAR QUARTERLY CASH DIVIDEND

OF $0.25 PER COMMON SHARE

June 20, 2023 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) announces today that its Board of Directors declared a regular quarterly cash dividend in the amount of $0.25 per share of common stock, payable July 31, 2023 to stockholders of record at the close of business on July 21, 2023.

About Argan, Inc.

Argan’s primary business is providing a full range of construction and related services to the power industry, including the renewable energy sector. Argan’s service offerings focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, maintenance, project development and technical consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Company Contact

David Watson

301.315.0027